Registration No.  333-
================================================================================

                   SECURITIES AND EXCHANGE COMMISSION


                              FORM S-3

      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                     CONSTELLATION ENERGY GROUP, INC.

      (Exact Name of Registrant as Specified in its Charter)

                                Maryland
                        (State of Incorporation)

                               52-1964611
                 (I.R.S. Employer Identification No.)

                   David A. Brune, Vice President
          250 W. Pratt Street, Baltimore, Maryland 21201
                              (410) 783-3601
 (Name, Address, including Zip Code, and Telephone Number, including Area Code of Registrant's Principal Executive Offices and Agent for Service)

Approximate date of commencement of proposed sale to the public: After the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the
following box.  [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

If this Form is filed to register  additional  securities  for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective  registration statement for the same offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement for the same offering. [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please  check the  following box.  [   ]


              CALCULATION OF REGISTRATION FEE
================================================================================
                                Proposed          Proposed
Title of each   Amount to       maximum offering  maximum aggregate Amount of
class of        be registered   price per unit    aggregate         registration
securities to                                     offering          fee
be registered                                     price
--------------------------------------------------------------------------------
Common Stock   13,000,000      $42.27 *           $549,445,000      $137,362
(without par   shares
 value)
================================================================================

* Inserted solely for the purpose of calculating the registration fee; computed on the basis of the average of the reported high and low sales prices on the New York Stock Exchange - Composite Transactions on March 2,
2001,  as reported in The Wall Street Journal, pursuant to Rule 457(c).

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

===============================================================================

                            Subject to completion Dated March 5, 2001.

[GRAPHIC OMITTED][GRAPHIC OMITTED]


13,000,000 Shares
Common stock

                                              Constellation Energy Group, Inc.
                                              250 W. Pratt Street
                                              Baltimore, Maryland 21201
                                              (410) 783-3601

                                P R O S P E C T U S


This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Constellation Energy may sell shares of common stock from time to time through an agent under a continuous offering program or through underwriters or otherwise. Please refer to "Plan of Distribution" for further information. For any type of sale, we will prepare and distribute a prospectus supplement which will describe the sale, including any commissions paid. Our common stock is listed on the New
York,  Chicago  and Pacific stock exchanges under the symbol "CEG."

This investment involves certain risks. Please refer to the "Risk Factors" section on page 4.
                                                     ----------------

We urge you to carefully read this prospectus and the supplement which will describe the specific terms of the offering, together with additional information described under the heading Where You Can Find More Information before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


            (Once the registration statement is effective, the date of the prospectus will be inserted here.)

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where this offer or sale is not permitted. [red herring information to be printed vertically on left side of front page of prospectus.

                                TABLE OF CONTENTS

                                                                            Page

Forward-Looking Statements.....................................................1
Constellation Energy...........................................................3
Current Events.................................................................3
Use of Proceeds................................................. ..............4
Risk Factors...................................................................4
Common Stock Dividends and Price Range.........................................5
Description of Common Stock....................................................6
Plan of Distribution...........................................................6
Legal Opinions.................................................................7
Experts........................................................................7
Where You Can Find More Information............................................8


                           FORWARD-LOOKING STATEMENTS


We make statements in this prospectus and the documents we incorporate by reference that are considered forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Sometimes these statements will contain words such as "believes," "expects," "intends," "plans" and other similar words. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to be materially different from those we project. These risks, uncertainties and factors include, but are not limited to:

o....satisfaction  of all the  conditions  precedent  to the  closing on the purchase of the Nine Mile Point nuclear power plants, including obtaining all regulatory approvals;
o obtaining all regulatory approvals necessary to close on the investment by an affiliate of The Goldman Sachs Group, Inc. in Constellation Energy's merchant energy business and complete the separation of Constellation Energy's merchant energy business from its retail services business;
o satisfaction of all conditions precedent to the transaction with Goldman Sachs;
o    general economic, business and regulatory conditions;
o the pace and nature of electric deregulation nationwide (including the status of the California markets);
o    energy supply and demand;
o    competition;
o    federal and state regulations;
o    availability, terms and use of capital;
o    nuclear and environmental issues;

o    weather;
o implications of the Order issued by the Maryland Public Service Commission (PSC) regarding implementation of customer choice, including an appeal of that order;
o    commodity price risk;
o operating generation assets in a deregulated market without the Benefit of a fuel rate adjustment clause; o loss of revenues due to customers choosing alternative suppliers; o higher volatility of earnings and cash flows;
o    increased financial requirements of our non-regulated subsidiaries;
o inability to recover all costs associated with providing electric retail customers service during the electric Rate freeze period; and
o implications from the transfer of BGE's generation assets and related liabilities to nonregulated subsidiaries of Constellation Energy, including the outcome of an appeal of the PSC order regarding the transfer.

Given these uncertainties you should not place undue reliance on these forward-looking statements. Please see the documents we incorporate by reference for more information on these factors. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus.

CONSTELLATION ENERGY

On April 30, 1999, Constellation Energy Group, Inc. became the holding company for Baltimore Gas and Electric Company ("BGE") and its subsidiaries through a share exchange.

Constellation Energy's businesses consist of a merchant energy business focused mostly on power marketing and merchant generation in North America and a regional retail energy services business.

Constellation Energy's merchant energy business is made up primarily of the following subsidiaries:

o    Constellation Power Source, Inc. - wholesale power marketing and trading;
o Constellation Power Source Generation, Inc. - owns 13 fossil and hydroelectric power plants formerly owned by BGE;
o    Constellation Power, Inc. and subsidiaries - development and management of existing power plants throughout the United States; and
o    Constellation   Nuclear,   LLC  and  subsidiaries-   nuclear
     generation  and consulting.

Constellation Energy's retail energy services business is made up primarily of the following subsidiaries:

o BGE - regulated electric and gas delivery service company with a service territory in the City of Baltimore and all or part of ten counties in central Maryland;
o BGE Home Products & Services, Inc. and subsidiaries - home products, commercial building systems, and residential and small commercial gas retail marketing;
o    Constellation Energy Source, Inc. - energy products and services;
o    Constellation Investments, Inc. - financial investments; and
o Constellation Real Estate Group, Inc. - real estate and senior living facilities.


CURRENT EVENTS

Company Separation
On October 23, 2000, Constellation Energy announced several initiatives to advance growth strategies. One of the initiatives is a plan to separate
Constellation Energy's merchant energy business from its retail services business. The separation will create two stand-alone, publicly traded energy companies. Our merchant energy business will be engaged in wholesale power marketing and generation under the name "Constellation Energy Group" after the separation. Our regional retail energy services company will be called BGE Corp., and will include BGE and other subsidiaries.

Immediately  after  separation,   shareholders  will  continue  to  own  all  of
Constellation Energy's current businesses, but they will own them through their ownership in the new "Constellation Energy Group" and BGE Corp.

Our second initiative is a change in the common stock dividend policy. Effective April 2001, the annual dividend is expected to be set at $.48 per share. After the separation, BGE Corp. expects to pay initial annual dividends of $.48 per share. The new Constellation Energy Group expects to initially reinvest its earnings and not pay a dividend in order to fund its aggressive growth plans.

Our third initiative relates to the agreement that Constellation Energy entered into (the "Agreement") with an affiliate of The Goldman Sachs Group, Inc. ("Goldman Sachs"). Under the terms of the Agreement, Goldman Sachs will acquire up to an additional 17.5% equity interest in Constellation Energy's merchant energy business, which will be consolidated under a single holding company ("Holdco"). Goldman Sachs will also acquire a ten-year warrant for up to an additional 13% of Holdco's common stock (subject to certain adjustments). The warrant is exercisable beginning six months after Holdco's common stock becomes publicly available. The amount of common stock which Goldman Sachs may receive upon exercise will be equal to the excess of the market price of Holdco's common stock at the time of exercise over the exercise price of $60 per share for all the common stock subject to the warrant, divided by the market price. Holdco may at its option pay Goldman
Sachs such excess in cash. Goldman Sachs is acquiring its interest and the warrant in exchange for $250 million in cash (subject to adjustment in certain instances) and certain assets related to Constellation Energy's power marketing business. At closing, Goldman Sachs' existing services agreement with Constellation Energy's power marketing business will terminate.

The closing of the transaction with Goldman Sachs and the Separation are subject to customary closing conditions, including regulatory approvals and the receipt of a Private Letter Ruling from the Internal Revenue Service regarding certain tax matters. Both are expected to be completed by mid-to-late 2001.


USE OF PROCEEDS

Based on our current plans and estimates, we will use the net proceeds from the sale of common stock for general corporate purposes, including investments in our merchant energy and retail energy services businesses and repayment of commercial paper borrowings used to finance capital expenditures and operations. We may, however, use the net proceeds for other purposes if we find it necessary, and if we do we will describe our use in a related prospectus supplement. If we do not use the net proceeds immediately, we will temporarily invest them in short term, interest bearing obligations.


RISK FACTORS

Completion  of  separation  of our  merchant  energy  business  from our  retail
energy services   business  depends  upon  the  approval  of  regulatory
authorities. Constellation Energy expects to complete the separation of its merchant energy business from its retail energy business in mid-to-late 2001. However, we must obtain the approval of the Nuclear Regulatory Commission and the Federal Energy Regulatory Commission in order to complete the separation. In addition, the Maryland Public Service Commission will also review the proposed separation. Finally , we are seeking a private letter ruling from the IRS that requests confirmation that, among other things, the separation be a non-taxable event to shareholders. If any of these approvals or the ruling are not obtained, or, if they contain conditions that are unacceptable to us, we may not be able to successfully complete the separation. Moreover, if the approvals or rulings are delayed, we may not be able to complete the separation in the time frame anticipated. Because one of our strategies to increase growth is by separating our merchant energy business from our retail services business, a delay in our ability, or failure, to complete the separation may adversely impact our ability to grow as anticipated.

Our merchant energy business will require substantial capital in the future to fund its aggressive growth plans. Constellation Energy's merchant energy business anticipates having substantial capital requirements in the next several years in order to fund its aggressive growth plans, both before and after separation. The merchant energy business, after separation, expects to be rated investment grade. However, following separation, the merchant energy business will no longer receive financing and credit support from BGE Corp. and there is no assurance that capital will be readily available from other sources when needed to fund growth or refinance debt, or what the cost will be.

Trading price of the stock of the merchant energy business and the retail energy services business is not guaranteed. Although Constellation Energy believes that the separation will allow for more accurate valuation in the market of its two separate businesses, there is no assurance that the stock of the merchant energy business will trade at a price that reflects its targeted higher annual earnings growth compared to that of Constellation Energy currently or that the stock of the retail energy services business will continue to trade at the same level as Constellation Energy stock currently. The combined trading prices of the stock of the merchant energy business and the retail energy service business may be less than, equal to or greater than the trading price of Constellation Energy stock prior to the separation.

                     COMMON STOCK DIVIDENDS AND PRICE RANGE

For each of the quarters presented below, we paid .42/share. However, our common stock dividend policy will change. Effective April 2001, the annual dividend is expected to be set at $0.48 per share ($0.12 per quarter). After the separation, BGE Corp. expects to pay initial annual dividends of $0.48 per share. The new Constellation Energy Group expects to initially reinvest its earnings and not pay a dividend in order to fund its aggressive growth plans.

When our Board of Directors declares dividends they will also set the record dates and payment dates. The record dates are expected to be March 12th, June 11th, September 10th, and December 10th for 2001. We expect to pay dividends to each shareholder on or about the 1st of January, April, July and October.

The range of the high and low sale prices of our common stock, reported by The Wall Street Journal, as New York Stock Exchange-Composite Transactions and dividends paid per share were as follows:



                                   Price Range
                              --------------------------------
BGE*                               High              Low
---
                               ---------------    -------------
 1999
  First Quarter                $   31-1/8       $   24-11/16
  Second Quarter                   31-3/8           25-1/8

Constellation Energy
1999
Third Quarter                      30-7/8           27-3/16
Fourth Quarter                     31-1/2           27-1/2

 2000
  First Quarter                    33-13/16         27-1/16
  Second Quarter                   35-11/16         31-1/4
  Third Quarter                    52-1/16          32-1/16
  Fourth Quarter                   50-1/2           37 -7/8

2001
First Quarter                      44-1/2         34-11/16
(through March 2, 2001)

The last reported sale price of Constellation Energy's common stock on the New York Stock Exchange on March 2, 2001 was $42.45.

*Effective April 30, 1999, Constellation Energy became the holding company for BGE pursuant to a share exchange.

DESCRIPTION OF COMMON STOCK

Below is a brief summary of your rights as holders of our common stock. You can find a complete description of these rights in our Charter. See Where You Can Find More Information.

Dividend Rights

We will pay dividends on our common stock when declared by our Board of Directors. However, we must first pay all dividends and any redemption payments due on our preferred stock (if any become outstanding) before paying common stock dividends.

The common stock dividend policy will change. Effective April 2001, the annual dividend is expected to be set at $.48 per share. After the separation, BGE Corp. expects to pay initial annual dividends of $.48 per share. The new Constellation Energy Group expects to initially reinvest its earnings and not pay a dividend in order to fund its aggressive growth plans.

Voting Rights

Holders of our common stock are entitled to one vote per share on all matters on which shareholders vote. There are no cumulative voting rights.

Liquidation

Our common stock has no par value. If we liquidate or dissolve, you will share equally in any assets remaining after full payment of liabilities to our creditors and the liquidation value per share plus accrued dividends due to holders of our preferred stock (if any become outstanding).

General

You do not have any preemptive or special rights to purchase any shares of common stock we may issue at a later date. In addition, as holders of common stock, you have no redemption, conversion or sinking fund rights. When issued to you, the common stock will be legally issued, fully paid and nonassessable.

PLAN OF DISTRIBUTION

We may sell common stock (a) through agents; (b) to or through underwriters or dealers; or (c) directly to one or more purchasers. The stock may be sold at the market offerings or at a negotiated or competitive bid basis.

By Agents

The common stock may be sold on a continuing basis through agents. The agents will agree to use their reasonable efforts to solicit purchases for the period of their appointment under the terms of an agency agreement between the agents and us.

We will receive all the proceeds from the sale of the common stock, after paying the agents a commission. In addition, we will agree to reimburse any agents for certain of their expenses in connection with the sale of the common stock.

The agents will sell the shares on the New York Stock Exchange, or on any other exchange on which the shares are listed, at prevailing market prices through (a) ordinary brokers' transactions or (b) in block transactions. In block transactions, the agents may purchase all or a portion of the shares as principal for their own account and resell them.

The agents may also sell the shares in a fixed price offering. If this happens, we will sell shares to the agents for their own account at a negotiated price (which is related to the prevailing market price), and the agents may form a group of dealers to participate with them in reselling the shares to you.

The agents may also sell the shares by conducting a special offering or exchange distribution in accordance with the rules of the stock exchange on which the shares are listed.

The agents will not be obligated to make a market in the common stock. We cannot predict the amount of trading or liquidity of the common stock.

By Underwriters

If underwriters are used in the sale, the common stock may be acquired by the underwriters for their own account. The underwriters may resell the common stock in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale which may be changed. The obligations of the underwriters to purchase the common stock will be subject to certain conditions. The underwriters will be obligated to purchase all the common stock of the series offered if any of the common stock is purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. We may also grant underwritters an option to buy additional shares to cover overallotments in the sale of the stock they may acquire from us.

Direct Sales

We may sell common stock directly. In this case, no underwriters or agents would be involved.


General Information

Dealers, agents, and underwriters that participate in the distribution of the common stock may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be treated as underwriting discounts and commissions under the 1933 Act.

We may have agreements with the agents, dealers, and underwriters to indemnify them from certain civil liabilities, including liabilities under the 1933 Act or to contribute with respect to payments which the agents, dealers or underwriters may be required to make.

In connection with any fixed price offering, exchange distribution, or special offering, the selling group, which would include dealers who enter into an underwriting agreement with us, may engage in transactions which stabilize, maintain or otherwise affect the market price of the common stock. Specifically, the selling group may overallot in connection with the offering, creating a short position. In addition, they may bid for, and purchase, the securities in the open market to cover shorts or to stabilize the price of the common stock. Finally, the selling group may reclaim selling concessions allowed for distributing common stock in the offering, if the selling group repurchases previously distributed common stock in the market to cover overallotments or to stabilize the price of the common stock. Any of these activities may stabilize or maintain the market price of the common stock above independent market levels. The selling group is not required to engage in any of these activities, and may stop any of the activities at any time.

Dealers, agents and underwriters that participate in the distribution of the common stock may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their business.


LEGAL OPINIONS

One of our lawyers will issue an opinion regarding certain legal matters in connection with the common stock offered pursuant to this prospectus. Cahill Gordon & Reindel , New York, New York will issue an opinion for any underwriters, dealers or agents. Cahill Gordon & Reindel will rely on the opinion of our lawyers as to matters of Maryland law and the applicability of the Public Utility Holding Company Act of 1935.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Constellation Energy Group, Inc. for the year ended December 31, 1999 and the audited historical financial statements included on pages 26-33 of Constellation Energy Group, Inc.'s Current Report on Form 8-K dated March 5, 2001 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND
MORE INFORMATION

Constellation Energy files annual, quarterly and current reports, proxy statements and other information with the SEC. Prior to Constellation Energy becoming BGE's holding company on April 30, 1999, reports, statements and other information were filed by BGE under the name "Baltimore Gas and Electric Company." You may read and copy any document filed by BGE or Constellation Energy at the SEC's public reference room at 450 Fifth Street, N. W. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements regarding issuers (including Constellation Energy and BGE) that file documents with the SEC electronically. Constellation Energy's SEC filings may also be obtained from our web site at http://www.constellationenergy.com; however, the information contained on Constellation Energy's website is not incorporated by reference into this prospectus.

This prospectus is part of a registration statement that we filed with the SEC. In addition, the SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all the common stock.

o Constellation Energy's Annual Report on Form 10-K for the year ended December 31, 1999.
o Constellation Energy's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000, and September 30, 2000.
o Constellation Energy's and BGE's Current Reports on Form 8-K dated February 15, 2000, March 17, 2000, July 7, 2000, October 23, 2000, December 12,
     2000, December 20, 2000 and March 5, 2001.
o Description of the Common Stock under the caption "Proposal No. 1, Approval of the Share Exchange and Formation of the Holding Company-- Capital Stock" in the Proxy Statement and Prospectus contained in Constellation Energy's Registration Statement on Form S-4
     (Reg. No. 33-64799).

You may request a copy of these filings, at no cost, by writing or telephoning us at:

      Shareholder Services
      Constellation Energy Group, Inc.
      39 W. Lexington Street
      Baltimore, Maryland 21201
      410-783-5920

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of the common stock in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

[GRAPHIC OMITTED][GRAPHIC OMITTED]


                         Constellation Energy Group, Inc.

                                13,000,000 Shares

                                  Common Stock


--------------------------------------------------------------------------------

                                   PROSPECTUS

--------------------------------------------------------------------------------




--------------------------------------------------------------------------------

(Once the registration statement is effective, the date of the Prospectus will be inserted here)

                             PART II
             INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.
     Securities and Exchange Commission Registration Fee............... $137,362
     Services of Independent Accountants...............................  45,000*
     Listing Fees......................................................  15,000*
     Legal Fees and Expenses...........................................  25,000*
     Transfer Agent and Registrar Fees.................................  10,000*
     Printing and Delivery Expenses....................................  50,000*
     Miscellaneous Expenses............................................  12,638*

     Total..............................................................$295,000

         --------------
         * Estimated

Item 15.  Indemnification of Directors and Officers.

         The following description of indemnification allowed under Maryland statutory law is a summary rather than a complete description. Reference is made to Section 2-418 of the Corporations and Associations Article of the Maryland Annotated Code, which is incorporated herein by reference, and the following summary is qualified in its entirety by such reference.

         By a Maryland statute, a Maryland corporation may indemnify any director who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding") by reason of the fact that he is a present or former director of the corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan ("Director"). Such indemnification may be against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with the Proceeding unless it is proven that (a) the act or omission of the Director was material to the matter giving rise to the Proceeding and (i) was committed in bad faith, or (ii) was the result of active and deliberate dishonesty; or (b) the Director actually received an improper personal benefit in money, property, or services; or (c) in the case of any criminal action or proceeding, the Director had reasonable cause to believe his act or omission was unlawful. However, the corporation may not indemnify any Director in connection with a Proceeding by or in the right of the corporation if the Director has been adjudged to be liable to the corporation. A Director or officer who has been successful in the defense of any Proceeding described above shall be indemnified against reasonable expenses incurred in connection with the Proceeding. The corporation may not indemnify a Director in respect of any Proceeding charging improper personal benefits to the Director in which the Director was adjudged to be liable on the basis that personal benefit was improperly received. The corporation may not indemnify a director or advance expenses for a proceeding brought by the director against the corporation except if the proceeding is brought to enforce indemnification by the corporation or if the corporation's charter or bylaws, a board resolution or contract provides otherwise. Notwithstanding the above provisions, a court of appropriate jurisdiction, upon application of the Director or officer, may order indemnification if it determines that in view of all the relevant circumstances, the Director or officer is fairly and reasonably entitled to indemnification; however, indemnification with respect to any Proceeding by or in the right of the corporation or in which liability was adjudged on the basis that personal benefit was improperly received shall be limited to expenses. A corporation may advance reasonable expenses to a Director under certain circumstances, including a written undertaking by or on behalf of such Director to repay the amount if it shall ultimately be determined that the standard of conduct necessary for indemnification by the corporation has not been met.


         A corporation may indemnify and advance expenses to an officer of the corporation to the same extent that it may indemnify Directors under the statute.

         The indemnification and advancement of expenses provided or authorized by this statute may not be deemed exclusive of any other rights, by indemnification or otherwise, to which a Director or officer may be entitled under the charter, by-laws, a resolution of shareholders or directors, an agreement or otherwise.

         A corporation may purchase and maintain insurance on behalf of any person who is or was a Director or officer, whether or not the corporation would have the power to indemnify a Director or officer against liability under the provision of this section of Maryland law. Further, a corporation may provide similar protection, including a trust fund, letter of credit or surety bond, not inconsistent with the statute.

         Article Eight of the Company's Charter reads as follows:

                  " (a)    (i)  The Corporation shall indemnify

               (A) its Directors and Officers, whether serving the corporation or at its request any other entity, to the full extent required or permitted by the general laws of the State of Maryland, now or hereafter in force, including the advance of expenses, under the procedures and to the full extent permitted by law, and

               (B) other employees and agents, to such extent as shall be authorized by the Board of Directors or the Corporation's by-laws and be permitted by law.

               (ii) The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled.

              (iii) The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to any act or omission occurring prior to such amendment or repeal.

                  (b) To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or Officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation on liability provided to Directors and Officers hereunder with respect to any act or omission occurring prior to such amendment or repeal."

         Article V of the Company's By-Laws reads as follows:

         "The Corporation shall indemnify all Directors, Officers and employees to the fullest extent permitted by the general laws of the State of Maryland and shall provide indemnification expenses in advance to the extent permitted thereby. The Corporation will follow the procedures required by applicable law in determining persons eligible for indemnification and in making indemnification payments and advances.

                  The indemnification and advance of expenses provided by the Charter and these by-laws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested Directors or other provision that is consistent with law, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the corporation, shall continue in respect of all events occurring while a person was a Director or Officer after such person has ceased to be a Director or Officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification and advance of expenses under the Charter of the Corporation and hereunder shall be deemed to be a contract between the Corporation and each Director or Officer of the Corporation who serves or served in such capacity at any time while this by-law is in effect. Nothing herein shall prevent the amendment of this by-law, provided that no such amendment shall diminish the rights of any person hereunder with respect to events occurring or claims made before its adoption or as to claims made after its adoption in respect of events occurring before its adoption. Any repeal or modification of this by-law shall not in any way diminish any rights to indemnification or advance of expenses of such Director or Officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this by-law or any provision hereof is in force."

         The Directors and officers of the Company are covered by insurance indemnifying them against certain liabilities which might be incurred by them in their capacities as such, including certain liabilities arising under the Securities Act of 1933. The premium for this insurance is paid by the Company.

         Also, see indemnification provisions in the Form of Sales Agency Agreement which is Exhibit 1(a) to this Registration Statement.

Item 16.  Exhibits.

         Reference is made to the Exhibit Index filed as a part of this Registration Statement.

Item 17.  Undertakings.

(a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration
                  Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange
         Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (2) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Constellation Energy Group, Inc., the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland on the 5th day of March, 2001.

                                           CONSTELLATION ENERGY GROUP, INC.
                                           (Registrant)


                                            By:    /s/ David A. Brune
                                                       -------------------------
                                                       David A. Brune
                                                       Vice President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

 Signature                                     Title               Date

Principal executive officer and director:

* C. H. Poindexter                             Chairman of the     March 5, 2001
                                               Board, Chief Executive
                                               Officer and Director

Principal financial and accounting officer:


/s/ David A. Brune         Vice President,      March 5, 2001
-------------------
   David A. Brune          Chief Financial Officer,
                                              and Secretary

Directors:
         *  Edward A. Crooke
         *  Nancy Lampton
         *  Mayo A. Shattuck, III
         *  Michael D. Sullivan
         *  Roger W. Gale
         *  George L. Russell, Jr.
         *  Jerome W. Geckle
         *  J. Owen Cole
         *  Douglas L. Becker
         *  Charles L. Larson
         *  Freeman A. Harbowski
         *  James T. Brady
         *  Dan A. Colussy
         *  Beverly B. Byron

*By: /s/ David A. Brune
     David A. Brune, Attorney-in-Fact

                                  EXHIBIT INDEX


Exhibit
Number

1(a) - Form of Sales Agency Agreement, including Form of Volume and Pricing Parameters, Form of Terms Agreement, and Administrative Procedures.

1(b) -  Form of Purchase Agreement.


3(a)* - Articles of Amendment and Restatement of the Charter of Constellation
        Energy Group, Inc. as of April 30, 1999. (Designated as Exhibit No. 99.2 in Form 8-K dated April 30, 1999, File No. 1-1910.)

3(b)* - Articles  Supplementary  to the Charter of Constellation  Energy Group,
        Inc., as of July 19, 1999. (Designated as Exhibit No. 3(a) in Form 10-Q dated August 13, 1999, File No. 1-12869)

3(c)* - Certificate of Correction to the Charter of Constellation  Energy Group,
        Inc. as of September 13, 1999. (Designated as Exhibit 3(c) in form 10-K dated March 20, 2000, File No. 1-12869)

3(d)  - By-Laws of Constellation Energy Group, Inc.

4*    - Form of Common  Stock  Certificate.  (Designated  as Exhibit 4(c) in
        Form S-3 filed March 25, 1999, File Nos. 333-59601 and 33-57658)

5     - Opinion of Company Counsel as to legality.

23(a) - Consent of PricewaterhouseCoopers LLP, Independent Public Accountants.

23(b) - Consent of Company Counsel (included in Exhibit 5).

24    - Power of Attorney.


------------------

       *  Incorporated by reference.

                                          II-8